Exhibit 23A(2)

RECEIVED
August 15, 2006
Secretary of the Commonwealth
Corporations Division

AMENDMENT NO. 1

AGREEMENT AND DECLARATION OF TRUST
OF
THE BLUE FUND GROUP

The undersigned, being at least a majority of the Trustees of The Blue Fund Group, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust, dated May 11, 2006 (the “Agreement”), a copy of which is on file with the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No. 1 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend the first sentence of Section 6 of Article III to read in its entirety as follows:

“Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, “The Blue Large Cap Fund” (formerly known as the Blue Fund) and “The Blue Small Cap Fund” shall each be, and hereby are, established and designated as separate Series of the Trust.”

The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.

[Signature Page Follows]

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns of this 14th day of August, 2006.

/s/ Paul Feinberg
Paul Feinberg

________________
Dmitri Mehlhorn

/s/ Joseph J. Andrew
Joseph J. Andrew

________________
Rachel Kleinfeld

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns of this 9th day of August, 2006.

_________________
Paul Feinberg

_________________
Dmitri Mehlhorn

_________________
Joseph J. Andrew

/s/ Rachel Kleinfeld
Rachel Kleinfeld

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns of this 7th day of August, 2006.

_________________
Paul Feinberg

/s/ Dmitri Mehlhorn
Dmitri Mehlhorn

_________________
Joseph J. Andrew

_________________
Rachel Kleinfeld